EXHIBIT 99.1

Onto Innovation Welcomes Karen Rogge to its Board of Directors

Wilmington, Mass., September 13, 2021 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation”, “Onto”, or the “Company”) today announced Karen Rogge has joined its board of directors.

Karen Rogge is a skilled financial and operational executive with a strategic mindset focused on transformational growth and optimizing operational performance. Ms. Rogge is the founder and president of the RYN Group LLC, a management consulting business. She has a proven track record of C-level executive roles at multiple technology companies, such as the interim CFO position at Applied Micro Circuits, senior VP and CFO at Extreme Networks, and VP corporate finance, treasurer, and principal accounting officer at Seagate Technology. In addition, Ms.

Rogge served in various financial management, general management, and multi-disciplinary roles at Hewlett Packard, including head of IT for their $4 billion test and measurement business.

She currently utilizes her innovative experience as a thought leader, working closely with CEOs and boards to focus their strategies for organic and inorganic growth. Recently, she joined the board of directors at Rambus Inc. Previously she was a board director of Kemet Corporation, a global leader in the passive electronic components industry. Ms. Rogge was part of the team that oversaw the firm’s acquisition by Yageo for $1.8 billion and a 37% premium.

“We are adding Karen to Onto’s board to take advantage of her strong financial background and experience in organic and inorganic strategic growth initiatives. We expect her broad technology experience across equipment and software will bring high-value skills and insights to our board,” said Christopher Seams, chairman of Onto Innovation’s board of directors.

“Karen brings a unique blend of strategic thinking and leadership acumen from a variety of leading technology companies. We look forward to her contributions to Onto Innovation’s board of directors as we look to the exciting future of our company over the next decade,” said Mike Plisinski, chief executive officer of Onto Innovation.

Ms. Rogge concluded, “Onto Innovation is at an important inflection point within a strong industry as the company expands its served markets. It is an exciting time to join this talented team, especially when the company has such a strong growth outlook for the years ahead.”

About Onto Innovation Inc.

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies, which include: Un-patterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging.

Our breadth of offerings across the entire semiconductor value chain helps our customers solve their most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize their customers’ critical path of progress by making them smarter, faster and more efficient.

Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization.

Additional information can be found at www.ontoinnovation.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Onto Innovation’s business momentum and future growth; the benefit to customers of Onto Innovation’s products and customer service; Onto Innovation’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the length, severity and potential business impact of the COVID-19 pandemic, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended December 26, 2020 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release.

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Source: Onto Innovation Inc.

Contacts:

Investor Relations:

Michael Sheaffer, +1 978.253.6273 mike.sheaffer@ontoInnovation.com

Trade Press:

Amy Shay, +1 952.259.1794

amy.shay@ontoinnovation.com